UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 13, 2011, Sovereign Bank, a wholly owned indirect subsidiary of Banco Santander, S.A., announced today that it has accepted for purchase $234,949,000 principal amount of its 5⅛% Subordinated Notes due March 15, 2013 (the “Notes”) (CUSIP No. 84603MEX0) representing all of the Notes that were validly tendered (and not validly withdrawn) pursuant to its previously announced fixed price cash tender offer for the Notes.

The tender offer expired at 5:00 p.m., New York City time, on December 12, 2011. Payment for the notes purchased pursuant to the tender offer is expected to be made today, December 13, 2011. The aggregate consideration for the Notes accepted for purchase, including accrued and unpaid interest is $242,591,368.88.

 A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Sovereign Bank, dated December 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: December 13, 2011	By: /s/ Christopher K. Pfirrman
Name: Christopher K. Pfirrman
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Sovereign Bank, dated December 13, 2011.